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                                                                    EXHIBIT 23.1

                CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the NOVA Chemicals Corporation Restricted Stock Unit Plan of our report dated March 4, 2003, with respect to the consolidated financial statements of NOVA Chemicals Corporation incorporated by reference in its Annual Report (Form 40-F) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



                                       /s/ Ernst & Young LLP
                                       Ernst & Young LLP

Calgary, Canada                        Chartered Accountants
October 1, 2003